Amendment II

Amendment to FST Service Agreement # N01719

between

National Fuel Gas Supply Corporation ("Transporter") and

Connecticut Natural Gas Corporation ("Shipper")

This AMENDMENT is entered into this 10th day of June, 1999 by and between NATIONAL FUEL GAS SUPPLY CORPORATION ("Transporter") and CONNECTICUT NATURAL GAS CORPORATION ("Shipper"). This Amendment shall amend the terms of the above-referenced service agreement ("Agreement") as amended by Amendment I thereof, effective April 1, 1999, only as follows:

1. Article III of the Agreement is hereby amended to read as follows:

ARTICLE III

Term of Agreement

This Agreement shall be effective as of April 1, 1996 and shall continue in effect for a primary term ending March 31, 2002, and shall continue in effect from year to year thereafter until terminated by either Transporter or Shipper upon not less than 12 months prior written notice to the other specifying as a termination date the end of such primary term or any subsequent anniversary thereof.

2. Subject to Section 4 of this Amendment, the following rates will be applied to all transportation service provided within the quantity limits set forth in Article I of the Agreement:

Effective April 1st, 1999 and through the end of the primary term of this Amendment, and subject to Section 6 of this Amendment, the total monthly charge for Reservation and Gathering Amortization Surcharge will be $0.7333 per Dth of contract MDTQ.

The Commodity charge will be the maximum rate provided under Rate Schedule FST set forth in Transporter's effective FERC Gas Tariff.

Applicable surcharges will be added to the rates shown above, except that Transporter shall discount the GRI surcharge to the extent that it can do so without decreasing its retained revenues.

3. Transporter shall retain maximum fuel and loss retention, except that no fuel and loss retention shall be applied to transportation from the primary receipt point.

4. The rates set forth in Section 2 of this Amendment shall be applicable only to transportation to the primary injection delivery point and transportation from the primary receipt point. If the Agreement is used for other transportation during any month ("Secondary Transportation"), the maximum rates provided under Rate Schedule FST shall be applied to a percentage of the Contract Maximum Daily Transportation Quantity obtained by dividing the quantity received for Secondary Transportation during that month by the product obtained by multiplying the Contract Maximum Daily Transportation Quantity from Article I of the Agreement by the number of days in that month. The rates set forth in Section 2 of this Amendment shall be applied to a percentage of the Contract Maximum Daily Transportation Quantity equal to (i) 100% less (ii) the percentage applicable to the maximum rates.

5. The parties shall keep the terms of this rate Amendment confidential and shall not disclose such terms to any other party, except as required by applicable law, regulation or legal process.

6. If Transporter notifies Shipper after January 1, 2001, and before March 31, 2001, that the rates set forth in this Amendment shall expire on March 31, 2002, and if the Agreement continues in effect beyond March 31, 2002, then, absent a further agreement between the parties, the maximum rates provided under Rate Schedule FST shall apply to service under the Agreement beginning April 1, 2002. Absent notification by Transporter as set forth above, or termination of the Agreement, the rates set forth in this Amendment shall continue in effect beyond March 31, 2002. For so long thereafter as the Agreement remains in effect, the maximum rates provided under Rate Schedule FST shall apply to service beginning April 1st of a given year if, and only if, Transporter shall have notified Shipper after January 1st and before March 31st of the prior year that the rates set forth in this Amendment shall expire.

The parties have caused this Amendment to be signed by their respective authorized signatories as of the date shown.

NATIONAL FUEL GAS SUPPLY CORPORATION CONNECTICUT NATURAL GAS CORPORATION

(Transporter) (Shipper)

Signature: S/ John R. Pustulka                      Signature: S/ Edna M. Karanian   _______

Name: _____John R. Pustulka_________ Name: _____Edna M. Karanian______ __

Title: ______V.P.___________________ Title: ______Vice President     _________

Date: ______6/14/99 ________________ Date: _______6/10/99________________

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